++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE    +
+ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE          +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                FILED PURSUANT TO RULE 424(b)(5)
                                                          SEC FILE NO. 333-58177

                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED JANUARY 23, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 14, 1998)

                                     $

                   [LOGO OF TYSON FOODS, INC. APPEARS HERE]

                               TYSON FOODS, INC.

          % MANDATORY PAR PUT REMARKETED SECURITIES SM ("MOPPRS SM")

                                DUE     , 20

                                  -----------

  The annual interest rate on the  % MandatOry Par Put Remarketed Securities SM
("MOPPRS SM") due     , 20  of Tyson Foods, Inc. (the "Company") to     , 20
is  %. THE MOPPRS ARE SUBJECT TO MANDATORY TENDER ON     , 20  (THE
"REMARKETING DATE"). If Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), has elected to remarket the MOPPRS as described herein, the MOPPRS will be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on the Remarketing Date, except in the limited circumstances described herein. See "Description of the MOPPRS--Tender of MOPPRS; Remarketing." If the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date or elects not to remarket the MOPPRS, or in certain other limited circumstances described herein, the Company will be required to repurchase the entire principal amount of the MOPPRS from the Beneficial Owners (as defined herein) thereof at 100% of the principal amount thereof plus accrued interest, if any. See "Description of the MOPPRS--Repurchase."

  Interest on the MOPPRS is payable semi-annually on       and       of each
year, commencing     , 1998. Except in the limited circumstances described
herein, the MOPPRS are not subject to redemption by the Company prior to the Stated Maturity Date.

  The MOPPRS will be issued under a book-entry system in the form of one or more global securities ("Global Securities") registered in the name of The Depository Trust Company (the "Depositary") or its nominee. Interests in the Global Securities will be shown on, and transfer thereof will be effected only through, records maintained by the Depositary and its participants. The actual purchasers of the MOPPRS ("Beneficial Owners") will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein. Settlement for the MOPPRS will be made in immediately available funds and the MOPPRS will trade in the Depositary's Same-Day Funds Settlement System until maturity. Secondary market trading activity in the MOPPRS will therefore settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds. See "Description of MOPPRS--Same-Day Settlement and Payment."

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR  THE PROSPECTUS. ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  The MOPPRS will be sold to the public at varying prices relating to prevailing market prices at the time of resale to be determined by the Underwriter at the time of each sale. The net proceeds to the Company will be
 % of the principal amount of the MOPPRS sold and the aggregate proceeds will
be $    plus accrued interest, if any, from     , 1998. For further information
with respect to the plan of distribution, see "Underwriting."

                                  -----------

  The MOPPRS are being offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the MOPPRS will be made through the book-entry facilities of the
Depositary on or about     , 1998.

                                  -----------

                              MERRILL LYNCH & CO.

                                  -----------

             The date of this Prospectus Supplement is     , 1998.
--------
"MandatOry Par Put Remarketed Securities SM" and "MOPPRS SM" are service marks owned by Merrill Lynch & Co., Inc.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE MOPPRS. SUCH TRANSACTIONS MAY INCLUDE OVERALLOTMENT TRANSACTIONS AND THE PURCHASE OF MOPPRS TO COVER THE UNDERWRITER'S SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               ----------------

                                 RECENT EVENTS

  On January 9, 1998, the Company completed the acquisition of Hudson Foods, Inc. ("Hudson") pursuant to which Hudson merged with and into a wholly-owned subsidiary of the Company (the "Hudson Acquisition"). At the effective time of the merger the Class A and Class B shareholders of Hudson received an aggregate of approximately 18.4 million shares of the Company's Class A Common Stock and approximately $257.4 million in cash. Reference is made to the Company's Current Report on Form 8-K, dated January 15, 1998, incorporated by reference into the Prospectus, for a more detailed description of the Hudson Acquisition, including certain pro forma financial information giving effect to such acquisition.

                                USE OF PROCEEDS

  The net proceeds from the offering of the MOPPRS will be used by the Company to repay a portion of the borrowings under its commercial paper program. As of January 13, 1998, the outstanding borrowings under the commercial paper program were approximately $845.2 million. The weighted average interest rate on such commercial paper was 5.779%, with maturities ranging from 2 to 44 days. On January 9, 1998, the Company borrowed approximately $318 million under its commercial paper program, the proceeds of which were used to (i) finance the $257.4 million cash portion of the Hudson Acquisition and (ii) repay approximately $61 million under Hudson's revolving credit facilities which accrued interest at rates from 5.60% to 5.70%. See "Recent Events." On January 21, 1998, the Company issued $150,000,000 of 6% Notes due 2003 and $150,000,000 of 7% Notes due 2028 in an underwritten public offering. The net proceeds from those Note offerings (an aggregate of approximately $296.5 million) were also used to repay borrowings under the Company's commercial paper program.

  The reduction of the Company's commercial paper borrowings will increase availability under its revolving credit facilities which currently support such commercial paper borrowings and bear interest at floating rates (weighted average rate, excluding commercial paper, of 5.716% at January 13, 1998). The Company may use funds borrowed under its revolving credit facilities, commercial paper program or through the issuance of additional debt securities from time to time in the future to: (i) repay indebtedness of Hudson assumed by the Company as a result of the Hudson Acquisition, (ii) finance acquisitions as opportunities may arise, (iii) refinance other indebtedness (or capital leases) of the Company and (iv) for other general corporate purposes.

  Pending application of the net proceeds from the offering of the MOPPRS, such proceeds may be invested in short-term interest bearing securities.

                           DESCRIPTION OF THE MOPPRS

  The following description of the particular terms of the MOPPRS supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. Whenever a defined term is referred to and not herein defined, the definition thereof is contained in the accompanying Prospectus or in the Indenture referred to therein.

GENERAL

  The MOPPRS are to be issued pursuant to an Indenture, dated as of June 1, 1995 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), which is more fully described in the accompanying Prospectus.

  The MOPPRS will mature on       20   (the "Stated Maturity Date").

  The MOPPRS will be limited to $    aggregate principal amount and will be
issuable only in registered form. Except in the limited circumstances described herein, the MOPPRS are not subject to redemption prior to the Stated Maturity Date at the option of the Company. See "--Redemption" below.

  The MOPPRS will bear interest at the annual interest rate of  % per annum to
     , 20 (the "Remarketing Date"). If the Remarketing Dealer elects to remarket the MOPPRS, except in the limited circumstances described herein, (i) the MOPPRS will be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on the Remarketing Date, on the terms and subject to the conditions described herein, and (ii) on and after the Remarketing Date, the MOPPRS will bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth below (the "Interest Rate to Maturity"). See "--Tender of MOPPRS; Remarketing" below.

  Under the circumstances described below, the MOPPRS are subject to redemption by the Company from the Remarketing Dealer on the Remarketing Date. See "--Redemption" below. If the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date or elects not to remarket the MOPPRS, or in certain other limited circumstances described herein, the Company will be required to repurchase the MOPPRS from the Beneficial Owners thereof on the Remarketing Date, at 100% of the principal amount thereof plus accrued interest, if any. See "--Repurchase" below.

  The MOPPRS will bear interest from      , 1998, payable semi-annually on
  and       of each year (each, an "Interest Payment Date"), commencing      ,
1998, to the persons in whose name the MOPPRS are registered on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date (each, a "Record Date"). "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

  The MOPPRS will be issued in denominations of $1.000 and integral multiples thereof.

  The MOPPRS will (i) rank equally with other unsecured and unsubordinated obligations of the Company (excluding subsidiary debt) for borrowed money, of which approximately $1,719,000,000 was outstanding at January 16, 1998, (ii) be effectively subordinated (with respect to underlying collateral) to secured indebtedness of the Company (excluding subsidiary debt), of which approximately $255,000,000 was outstanding at January 16, 1998 and (iii) be structurally subordinated to all indebtedness of the Company's subsidiaries, of which approximately $294,000,000 was outstanding at January 16, 1998.

TENDER OF MOPPRS; REMARKETING

  The following description sets forth the terms and conditions of the remarketing of the MOPPRS, in the event that the Remarketing Dealer elects to purchase the MOPPRS and remarkets the MOPPRS on the Remarketing Date.

  Mandatory Tender. Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the MOPPRS for remarketing (the "Notification Date"), each MOPPRS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date, except in the circumstances described under "Repurchase" or "Redemption" below. The purchase price of such tendered MOPPRS will be equal to 100% of the principal amount thereof. See "--Notification of Results:
Settlement." When the MOPPRS are tendered for remarketing, the Remarketing Dealer may remarket the MOPPRS for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. From and after the Remarketing Date, the MOPPRS will bear interest at the Interest Rate to Maturity. If the Remarketing Dealer elects to remarket the MOPPRS, the obligation of the Remarketing Dealer to purchase the MOPPRS on the Remarketing Date is subject, among other things, to the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MOPPRS shall have occurred and be continuing. If for any reason the Remarketing Dealer does not purchase all tendered MOPPRS on the Remarketing Date, the Company will be required to repurchase the MOPPRS from the Beneficial Owners thereof at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. See "Repurchase" below.

  The Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date') to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to
the sum of   % (the "Base Rate") and the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the MOPPRS.

  The "Applicable Spread" shall be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date that is the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date that is the Stated Maturity Date and (iii) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS, the Company and the Trustee.

  "Dollar Price" means, with respect to the MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below).

  "Reference Corporate Dealers" means each of Chase Securities Inc., CS First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York (a "Primary Corporate Dealer"), the Remarketing Dealer shall substitute therefor another Primary Corporate Dealer.

  "Remaining Scheduled Payments" means, with respect to the MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the MOPPRS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

  "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.

  "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MOPPRS being purchased.

  "Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, of (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., on the Determination Date.

  "Reference Treasury Dealer" means each of CS First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

  Notification of Results; Settlement. Provided the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tendered MOPPRS on the Remarketing Date, the Remarketing Dealer will notify the Company, the Trustee and the Depositary by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to Maturity.

  All of the tendered MOPPRS will be automatically delivered to the account of the Trustee, by book-entry through the Depositary pending payment of the purchase price therefor, on the Remarketing Date.

  The Remarketing Dealer will make or cause the Trustee to make payment to the Depositary participant (each, a "Participant") of each tendering Beneficial Owner of MOPPRS, by book entry through the Depositary by the close of business on the Remarketing Date against delivery through the Depositary of such Beneficial Owner's tendered MOPPRS, of the purchase price for tendered MOPPRS that have been purchased for remarketing by the Remarketing Dealer. The purchase price of such tendered MOPPRS will be equal to 100% of the principal amount thereof. If the Remarketing Dealer does not purchase all of the MOPPRS on the Remarketing Date, it will be the obligation of the Company to make or cause to be made such payment for the entire principal amount of the MOPPRS, as described below under "Repurchase." In any case, the Company will make or cause the Trustee to make payment of interest to each Beneficial Owner of MOPPRS due on the Remarketing Date by book entry through the Depositary by the close of business on the Remarketing Date.

  The transactions described above will be executed on the Remarketing Date through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective Participants will be debited and credited and the MOPPRS delivered by book entry as necessary to effect the purchases and sales thereof.

  Transactions involving the sale and purchase of MOPPRS remarketed by the Remarketing Dealer on and after the Remarketing Date will settle in immediately available funds through the Depositary's Same-Day Funds Settlement System.

  The tender and settlement procedures described above, including provisions for payment by purchasers of MOPPRS in the remarketing or for payment to selling Beneficial Owners of tendered MOPPRS, may be modified, notwithstanding any contrary terms of the Indenture, to the extent required by the Depositary or, if the book-entry system is no longer available for the MOPPRS at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of MOPPRS in certificated form. In addition, the Remarketing Dealer may, notwithstanding any contrary terms of the Indenture, modify the settlement procedures set forth above in order to facilitate the settlement process.

  As long as the Depositary nominee holds the certificates representing any MOPPRS in the book-entry system of the Depositary, no certificates for such MOPPRS will be delivered by any selling Beneficial Owner to reflect any transfer of such MOPPRS effected in the remarketing. In addition, under the terms of the MOPPRS and the Remarketing Agreement (as defined below), the Company has agreed that, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the MOPPRS in book-entry form with the Depositary or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MOPPRS in book-entry form and (ii) it will waive any discretionary right it otherwise has under the Indenture to cause the MOPPRS to be issued in certificated form. See "--Book-Entry Systems" below and under "Description of Debt Securities" in the accompanying Prospectus.

  The Remarketing Dealer. On or prior to the date of original issuance of the MOPPRS, the Company and the Remarketing Dealer will enter into a Remarketing Agreement (the "Remarketing Agreement").

  The Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company in connection with the remarketing.

  The Company will agree to indemnify the Remarketing Dealer against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), arising out of or in connection with its duties under the Remarketing Agreement.

  In the event that the Remarketing Dealer elects to remarket the MOPPRS as described herein, the obligation of the Remarketing Dealer to purchase MOPPRS from tendering Beneficial Owners of MOPPRS will be subject to several conditions precedent set forth in the Remarketing Agreement that are customary in the Company's public offerings, including the conditions that, since the Notification Date, no material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred and that no Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MOPPRS shall have occurred and be continuing. In addition, the Remarketing Agreement will provide for the termination thereof, or redetermination of the Interest Rate to Maturity, by the Remarketing Dealer on or before the Remarketing Date, upon the occurrence of certain events that are also customary in the Company's public securities offerings.

  No Beneficial Owner of any MOPPRS shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such MOPPRS.

  The Remarketing Agreement will also provide that the Remarketing Dealer may resign at any time as Remarketing Dealer, such resignation to be effective 10 Business Days after the delivery to the Company and the Trustee of notice of such resignation. In such case, it shall be the sole obligation of the Company to appoint a successor Remarketing Dealer.

  The Remarketing Dealer, in its individual or any other capacity, may buy, sell, hold and deal in any of the MOPPRS. The Remarketing Dealer may exercise any vote or join in any action which any Beneficial Owner of

MOPPRS may be entitled to exercise or take with like effect as if the Remarketing Dealer did not act in any capacity under the Remarketing Agreement. The Remarketing Dealer, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity under the Remarketing Agreement.

REPURCHASE

  In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) since the Notification Date, a material adverse change in the condition of the Company and its subsidiaries, considered as one enterprise, shall have occurred or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MOPPRS shall have occurred and be continuing, or any other event constituting a termination event under the Remarketing Agreement shall have occurred, or (iv) the Remarketing Dealer elects not to remarket the MOPPRS, or (v) the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date, the Company will repurchase the MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the MOPPRS plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. In any such case, payment will be made by the Company to the Participant of each tendering Beneficial Owner of MOPPRS by book entry through the Depositary by the close of business on the Remarketing Date against delivery through the Depositary of such Beneficial Owner's tendered MOPPRS.

REDEMPTION

  If the Remarketing Dealer elects to remarket the MOPPRS on the Remarketing Date, the MOPPRS will be subject to mandatory tender to the Remarketing Dealer for remarketing on such date, in each case subject to the conditions described above under "--Tender of MOPPRS; Remarketing" and "--Repurchase" and to the Company's right to redeem the MOPPRS from the Remarketing Dealer as described in the next sentence. The Company will notify the Remarketing Dealer and the Trustee, not later than the Business Day immediately preceding the Determination Date, if the Company irrevocably elects to exercise its right to redeem the MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the MOPPRS and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the Remarketing Dealer, discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

BOOK-ENTRY SYSTEMS

  Upon issuance, each series of the MOPPRS will be represented by one or more Global Securities deposited with, or on behalf of the Depositary. The Global Securities representing each series of the MOPPRS will be registered in the name of the Depositary or its nominee. Except under the circumstances described in the accompanying Prospectus under "Description of Debt Securities--Book-Entry System," the MOPPRS will not be issuable in definitive form. So long as each series of the MOPPRS are represented by one or more Global Securities, the Depositary or its nominee will be considered the sole owner or holder of such MOPPRS for all purposes under the Indenture, and the Beneficial Owners of such MOPPRS will be entitled only to those rights and benefits afforded to them in accordance with the Depositary's regular operating procedures. See "Description of Debt Securities--Book-Entry System" in the Prospectus.

  A further description of the Depositary's procedures with respect to Global Securities is set forth in the accompanying Prospectus under "Description of Debt Securities--Book-Entry Systems." The Depositary has confirmed to the Company, the Underwriters and the Trustee that it intends to follow such procedures with respect to the MOPPRS.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the MOPPRS will be made by the Underwriters in immediately available funds. So long as the MOPPRS are represented by Global Securities all payments of principal and interest will be made by the Company in immediately available funds.

  Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contract, so long as the MOPPRS are represented by Global Securities registered in the name of the Depositary or its nominee, the MOPPRS will trade in the Depositary's Same-Day Funds Settlement System, and secondary market trading activity in the MOPPRS will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the MOPPRS.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  Introduction. The following is a general discussion of the principal United States federal income tax consequences of the purchase, ownership and disposition of the MOPPRS to initial holders purchasing MOPPRS at the "issue price". The "issue price" of a MOPPRS will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the MOPPRS is sold for money. This summary is based upon laws, regulations, rulings and decisions in effect, all of which are subject to change, which change may be retroactive. Moreover, it deals only with purchasers who hold MOPPRS as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding MOPPRS as a hedge against currency risk or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the U.S. dollar. In addition, this discussion only addresses the federal income tax consequences of the MOPPRS until the Remarketing Date. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service ("IRS"). POTENTIAL U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE AND LOCAL INCOME, FRANCHISE, PERSONAL PROPERTY AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE MOPPRS.

  As used herein, the term "U.S. Holder" means a Beneficial Owner of MOPPRS that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations and certain partnerships that have one or more partners who are not United States persons), or (iii) an estate or trust whose income is subject to United States federal income tax regardless of its source. As used herein, the term "non-U.S. Holder" means a Beneficial Owner of a MOPPRS that is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

  Because no debt instrument closely comparable to the MOPPRS has been the subject of any Treasury regulation, revenue ruling or judicial decision, the United States federal income tax treatment of debt obligations such as the MOPPRS is not certain. Because the MOPPRS are subject to mandatory tender on the Remarketing Date, the Company intends to treat the MOPPRS as maturing on the Remarketing Date for United States federal income tax purposes and as being reissued on the Remarketing Date should the Remarketing Dealer remarket the MOPPRS. Except where indicated to the contrary, the following discussion assumes such treatment of the MOPPRS for federal income tax purposes.

  Interest Income. Interest on the MOPPRS will generally be taxable as ordinary income for federal income tax purposes when received or accrued by a U.S. Holder in accordance with its method of accounting. The

Company does not anticipate that the initial issuance of the MOPPRS will result in Original Issue Discount ("OID"), generally defined as the excess of the stated redemption price at the maturity of the MOPPRS over its issue price. However, if a MOPPRS is issued with OID, or is deemed to have been issued with OID by the IRS, the holder of such debt instrument issued with OID is required to recognize as ordinary income the amount of OID on the debt instrument as such discount accrues, in accordance with a constant yield method.

  Gain or Loss on Sale or Redemption. If a MOPPRS is sold or redeemed, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized on the sale or redemption (excluding any amount attributable to accrued interest on the MOPPRS) and the adjusted basis in its MOPPRS. The adjusted basis of the MOPPRS generally will equal the U.S. Holder's cost, increased by any OID previously includable in the U.S. Holder's income with respect to the MOPPRS, and reduced by the principal payments previously received with respect to the MOPPRS. Gain or loss on sale or redemption of a MOPPRS will generally be capital gain or loss.

  Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation depending upon the holding period of such capital assets. U.S. Holders should consult their own tax advisors regarding the capital gains rate applicable to them. The deductibility of capital losses is subject to certain limitations.

  Alternative Federal Tax Treatment. There can be no assurance that the IRS will agree with, or that a Court will uphold, the Company's treatment of the MOPPRS as maturing on the Remarketing Date and as thereafter being reissued should the MOPPRS be remarketed, and it is possible that the IRS could assert another treatment. In particular, the IRS could seek to treat the MOPPRS as maturing on the Stated Maturity Date and to treat the issue price of the MOPPRS as including the value of the mandatory tender right. Because of the remarketing, if the MOPPRS were treated as maturing on the Stated Maturity Date, Treasury regulations relating to contingent payment debt obligations (the "Contingent Payment Debt Regulations") would apply. The effect of such treatment would be to require U.S. Holders, regardless of their usual method of tax accounting, to accrue as OID, subject to the adjustments described below, income at a "comparable yield" on the adjusted issue price, which could be higher than the actual cash payments received. In addition, the Contingent Payment Debt Regulations require that a projected payment schedule be determined, and that adjustments to income accruals be made to account for differences between actual payments and projected payments. Furthermore, any gain realized with respect to the MOPPRS would generally be treated as ordinary income, and any loss realized would generally be treated as ordinary loss to the extent of the U.S. Holder's prior ordinary income inclusions (which were not previously reversed) with respect to the MOPPRS.

  It is particularly important that each U.S. Holder consult with its own tax advisor regarding the tax treatment of the potential acquisition, ownership and disposition of its MOPPR. Further, no advice has been received as to income, franchise, personal property, or other taxation in any state or locality, or as to the effect of the MOPPRS in any state or locality. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE AND LOCAL INCOME, FRANCHISE, PERSONAL PROPERTY, AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE MOPPRS.

NON-U.S. HOLDERS

  A non-U.S. Holder will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including original issue discount and accruals under the Treasury regulations applicable to contingent payment debt obligations, if any) on a MOPPRS, unless such non-U.S. Holder owns actually or constructively 10% or more of the total combined voting power of the Company, is a controlled foreign corporation related to the Company through stock ownership or is a bank receiving interest described in section 881(c)(3)(A) of the Code. Sections 871(h) and 881(c) of the Code, and applicable Treasury regulations, require that, in order to obtain the exemption from withholding tax described above, either the beneficial owner of the MOPPRS, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the MOPPRS on behalf of such Beneficial Owner, file a statement with the withholding agent to the effect that the Beneficial Owner of the MOPPRS is not a United States person. In general, such requirement will be fulfilled if the Beneficial Owner of a MOPPRS certifies on IRS Form W-8, under penalties of perjury, that it is not a United States person and provides its name and address, and any Financial Institution holding the MOPPRS on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such statement from the Holder (and furnishes the withholding agent with a copy thereof).

  Generally, a non-U.S. Holder will not be subject to United States federal income taxes on any amount which constitutes gain upon retirement or disposition of a MOPPRS, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

  If a Non-U.S. Holder of a MOPPRS is engaged in a trade or business in the United States, and if interest (including OID, if any) or gain on the MOPPRS is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will generally be subject to regular United States income tax on interest and on any gain realized on the sale, exchange or other disposition of a MOPPRS in the same manner as if it were a U.S. Holder. In lieu of the statement described above, such Holder will be required to provide to the Company a properly executed Form 4224 (or successor form) in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on and any gain recognized on the sale, exchange or other disposition of a MOPPRS will be included in the effectively connected earnings and profits of such Non-U.S. Holder if such interest or gain, as the case may be, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

  The MOPPRS will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the MOPPRS would have been effectively connected with the conduct by such individual of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Company and the Trustee intend to comply with all requirements imposed on them from time to time by the information reporting and backup withholding provisions of the Code. A holder may be subject to backup withholding at the rate of 31% of the interest and other "reportable payments" (including, under certain circumstances, principal payments and sales proceeds) paid with respect to the MOPPRS if, in general, the holder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

  On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

  Summary. This discussion is intended to be a summary only. Due to the complexity of the rules described above, the current uncertainty as to the manner of their application to the U.S. and Non-U.S. Holders and possible legislative changes, it is particularly important that each holder consult with its own tax advisor regarding the tax treatment of its acquisition, ownership and disposition of its MOPPRS. Further, no advice has been received as to income, franchise, personal property, or other taxation in any state or locality, or as to the effect of the MOPPRS in any state or locality. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE AND LOCAL INCOME, FRANCHISE, PERSONAL PROPERTY, AND ANY OTHER TAX CONSEQUENCES ARISING OUT OF THEIR OWNERSHIP OF THE MOPPRS.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

  The Company and the Remarketing Dealer, because of their activities or the activities of their respective affiliates, may be considered to be Parties-in-Interest or Disqualified Persons with respect to certain Plans. If the MOPPRS are acquired by a Plan with respect to which the Company or the Remarketing Dealer is, or subsequently becomes, a Party-in-Interest or Disqualified Person, the purchase, holding or sale of MOPPRS could be deemed to be a direct or indirect violation of the prohibited transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions (such as Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks, PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties-in-Interest or Disqualified Persons; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties-in-Interest or Disqualified Persons; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties-in-Interest or Disqualified Persons; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"). Even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions will not necessarily cover all acts that might be construed as prohibited transactions.

  Accordingly, prior to making an investment in the MOPPRS, a Plan should determine whether the Company or the Remarketing Dealer is a Party-in-Interest or Disqualified Person with respect to such Plan and, if so, whether the transactions relating to the MOPPRS are subject to one or more statutory or administrative exemptions, including those described above.

  Prior to making an investment in the MOPPRS, each Plan fiduciary contemplating such an investment should consult with its legal advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment on behalf of the Plan; whether the purchase, holding or sale of MOPPRS would constitute a direct or indirect transaction with any Party-in-Interest or Disqualified Person with respect to the Plan; and whether under the general fiduciary standards of investment procedure and diversification an investment in the MOPPRS is prudent and appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the entire principal amount of the MOPPRS at a price equal to % of the principal amount thereof.

  In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the MOPPRS offered hereby if any MOPPRS are purchased. The Underwriter has advised the Company that the Underwriter proposes to offer the MOPPRS from time to time for sale in negotiated transactions or otherwise, at prices relating to prevailing market prices determined at the time of sale. The Underwriter may effect such transactions by selling MOPPRS to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of MOPPRS for whom they may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the MOPPRS may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the MOPPRS by them may be deemed to be underwriting compensation.

  The MOPPRS are a new issue of securities with no established trading market. The Company has been advised by the Underwriter that the Underwriter intends to make a market in the MOPPRS, but it is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the MOPPRS.

  The Underwriter is permitted to engage in certain transactions that maintain or otherwise affect the price of the MOPPRS. Such transactions may include over-allotment transactions and purchases to cover short positions created by the Underwriter in connection with the offering. If the Underwriter creates a short position in the MOPPRS in connection with the offering, i.e., if it sells MOPPRS in an aggregate principal amount exceeding that set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing MOPPRS in the open market.

  In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchasers.

  Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the MOPPRS. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  In the ordinary course of business, the Underwriter and its affiliates have engaged and may in the future engage in investment banking transactions with the Company and certain of its affiliates.

  The Company has agreed to indemnify the Underwriter and certain other persons against certain liabilities, including liabilities under the Securities Act, or to make contribution to certain payments in respect thereof.

PROSPECTUS

                                 $500,000,000

                               TYSON FOODS, INC.

                                DEBT SECURITIES

                               ----------------

  Tyson Foods, Inc. (the "Company") intends to issue from time to time debt securities (the "Debt Securities"), which will be direct, unsecured obligations of the Company and offered to the public on terms determined by market conditions at the time of sale. The Company may sell Debt Securities for proceeds of up to $500,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies, (i) directly to purchasers, (ii) through agents designated from time to time, (iii) to dealers, or (iv) through underwriters or a group of underwriters.

  The Debt Securities may be issued in one or more series with the same or various maturities at or above par or with an original issue discount. The specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, rate (or method of calculation) and time of payment of any interest, any terms for redemption or repurchase or conversion, the currency or composite currency in which the Debt Securities shall be denominated or payable, any listing on a securities exchange, whether the Debt Securities will be issued in the form of a Global Security (as hereafter defined) or securities, or other specific terms of the Debt Securities in respect of which this Prospectus is being delivered ("Offered Securities") are set forth in the accompanying supplement to the Prospectus (the "Prospectus Supplement"), together with the terms of offering of the Offered Securities. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Debt Securities on a national securities exchange. See "Plan of "Distribution."

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED UPON  THE  ACCURACY OR  ADEQUACY  OF THIS  PROSPECTUS  OR ANY
      SUPPLEMENT  HERETO.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS  A
        CRIMINAL OFFENSE.

                               ----------------

               THE DATE OF THIS PROSPECTUS IS JANUARY 14, 1998.

  No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any agent, dealer or underwriter. Neither the delivery of this Prospectus or the accompanying Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or in the accompanying Prospectus Supplement is correct as of any date subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since the date hereof or thereof. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or solicitation of an offer to buy Debt Securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy statements and other information. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

  This Prospectus constitutes a part of a Registration Statement on Form S-3, as amended (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and the accompanying Prospectus Supplement omit certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by the Company with the Commission are incorporated by reference in this Prospectus:

  1. The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1997;

  2. The Company's Current Report on Form 8-K dated December 16, 1997; and

  3. The Company's Current Report on Form 8-K dated January 2, 1998.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Corporate Secretary, Tyson Foods, Inc., 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999, telephone: (501) 290-4000.

                                  THE COMPANY

  Tyson Foods, Inc. and its various subsidiaries produce, market and distribute a variety of food products consisting of value-enhanced poultry, fresh and frozen poultry, value-enhanced seafood products, fresh and frozen seafood products, prepared foods, and other products such as flour and corn tortillas and chips. Additionally, the Company has live swine, animal feed and pet food ingredient operations. The Company's integrated operations consist of breeding and rearing chickens, and harvesting seafood, as well as the processing, further processing and marketing of these food products. The Company's products are marketed and sold to national and regional grocery chains, regional grocery wholesalers, clubs and warehouse stores, military commissaries, industrial food processing companies, national and regional chain restaurants and their distributors, international export companies and domestic distributors who service restaurants, food service operations such as plant and school cafeterias, convenience stores, hospitals and other vendors.

  As of September 27, 1997, Don Tyson, Senior Chairman of the Board of Directors of the Company, directly and through the Tyson Limited Partnership, of which he is the managing general partner, beneficially owned 0.5% and 99.9% of the Company's Class A Common Stock, $.10 par value per share, and Class B Common Stock, $.10 par value per share, respectively which represented approximately 90.2% of the combined voting power of the shares of such Class A Common Stock and Class B Common Stock on such date.

  The Company commenced business in 1935, was incorporated in Arkansas in 1947, and was reincorporated in Delaware in 1986. The Company's executive offices are located at 2210 West Oaklawn Drive, Springdale, Arkansas 72762-6999 and its telephone number is (501) 290-4000.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for each year in the five year period ended September 27, 1997. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of
(i) interest on indebtedness, whether expensed or capitalized, but excluding interest to fifty-percent-owned subsidiaries (ii) the Company's proportionate share of interest of fifty-percent-owned subsidiaries, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense) and (iv) amortization of debt discount and expense.

                            FISCAL YEAR ENDED 1997

            1997         1996        1995        1994        1993
            ----         ----        ----        ----        ----
            3.37         1.84        3.59        2.14        4.48

                                USE OF PROCEEDS

  The Company intends to use the net proceeds from the sale of the Debt Securities to refinance existing indebtedness (including but not limited to indebtedness of Hudson Foods, Inc. which was assumed pursuant to the acquisition thereof), to finance acquisitions as opportunities may arise, and for other general corporate purposes. Further details relating to the uses of the net proceeds of any such offering will be set forth in the applicable Prospectus Supplement. The Company expects to engage in additional financing as needs arise.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be issued under an Indenture dated as of June 1, 1995, as supplemented, (hereinafter referred to as the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (hereinafter referred to as the "Trustee"). The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement and which is also available for inspection at the office of the Trustee. Section references are to the Indenture. The following summarizes the material terms of the Indenture; however, the following summaries of certain provisions of the Indenture do not purport to be complete, and wherever particular provisions of the Indenture are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries or terms, which are qualified in their entirety by such reference to the provisions of the Indenture.

GENERAL

  The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series. The Debt Securities will be direct, unsecured and unsubordinated obligations of the Company. Except as described under "Certain Covenants," the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries. The Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in any distribution of assets of any subsidiary upon the latter's liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary's creditors, except to the extent that the Company or any of its creditors may itself be a creditor of that subsidiary.

  The Prospectus Supplement which accompanies this Prospectus sets forth where applicable the following terms of and information relating to the Offered Securities offered thereby: (i) the designation of the Offered Securities;
(ii) the aggregate principal amount of the Offered Securities; (iii) the date or dates on which principal of, and premium, if any, on the Offered Securities is payable; (iv) the rate or rates at which the Offered Securities shall bear interest, if any, or the method by which such rate shall be determined, and the basis on which interest shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest will accrue and on which such interest will be payable and the related record dates; (v) if other than the offices of the Trustee, the place where the principal of and any premium or interest on the Offered Securities will be payable; (vi) any redemption, repayment or sinking fund provisions; (vii) if other than denominations of $1,000 or multiples thereof, the denominations in which the Offered Securities will be issuable; (viii) if other than the principal amount thereof, the portion of the principal amount due upon acceleration; (ix) if other than U.S. dollars, the currency or currencies (including composite currencies) in which the Offered Securities are denominated or payable; (x) whether the Offered Securities shall be issued in the form of a Global Security or securities; (xi) any other specific terms of the Offered Securities; and (xii) the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars with respect to the Offered Securities. (Section 2.3)

  The Debt Securities will be issued either in certificated, fully registered form, without coupons, or as global securities under a book-entry system, as specified in the accompanying Prospectus Supplement. See "--Book-Entry System."

  Unless otherwise specified in the accompanying Prospectus Supplement, principal and premium, if any, will be payable, and the Debt Securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Sections 2.7, 4.1 and 4.2)

  Unless otherwise specified in the accompanying Prospectus Supplement, interest on any series of Debt Securities will be payable on the interest payment dates set forth in the accompanying Prospectus Supplement to the persons in whose names the Debt Securities are registered at the close of business on the related record date and will be paid, at the option of the Company, by wire transfer or by checks mailed to such persons. (Sections 2.7, 4.1 and 4.2)

  If the Debt Securities are issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount, the federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the Prospectus Supplement.

  Unless otherwise described in the accompanying Prospectus Supplement, there are no covenants or provisions contained in the Indenture which afford the holders of the Debt Securities Protection in the event of a highly leveraged transaction involving the Company.

BOOK-ENTRY SYSTEM

  If so specified in the accompanying Prospectus Supplement, Debt Securities of any series may be issued under a book-entry system in the form of one or more global securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the accompanying Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

  The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve system, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interest in a Global Security.

  So long as the Depositary or its nominee is the registered Owner of a Global Security, it will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the

Indenture. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing practice, in the event that the Company requests any action of the holders or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

  Payment of principal of, premium, if any, and interest on Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt securities. None of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal, premium, if any, or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  A Global Security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of the Debt Securities being offered hereby is exchangeable for Debt Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be or in good standing as a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Debt Securities represented by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct. (Section 2.7)

CERTAIN COVENANTS

  Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (as hereinafter defined) to, create, incur or suffer to exist any mortgage or pledge, as security for any indebtedness, on or of any shares of stock, indebtedness or other obligations of a Subsidiary (as hereinafter defined) or any Principal Property (as hereinafter defined) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the Indenture or thereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Debt equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. This covenant will not apply in the case of: (i) the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof, provided that every such mortgage, pledge or lien referred to in this clause (i) will attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon; (ii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of this Indenture; (iii) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary; (iv) any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements; (v) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations; and (vi) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (i) through (v), provided, in the case of a mortgage, pledge or other lien permitted under clause (i), (ii) or (iv), the indebtedness secured is not increased nor the lien extended to any additional shares of stock, indebtedness or other obligations of a Subsidiary or any additional Principal Property. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by this paragraph, and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt (as hereinafter defined) does not exceed 10% of Consolidated Net Tangible Assets (as hereinafter defined). (Section 4.3)

  Restrictions on Sale and Lease-Back Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions described above under "Restrictions on Liens," to create a mortgage on the property to be leased securing Funded Debt (as hereinafter defined) in an amount equal to the Attributable Debt (as hereinafter defined) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Debt Securities or (ii) if (A) the Company promptly informs the Trustee of such transaction, (B) the net proceeds of such transaction are at least equal to the fair value (as determined by board resolution of the Company) of such property and (C) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 180 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the Debt Securities); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the outstanding Debt Securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an officers' certificate (which will be delivered to the Trustee and each paying agent and which need not contain the statements prescribed by the second paragraph of Section 10.4 of the Indenture) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as hereinabove provided. If the Company shall so deliver Debentures or notes to the applicable trustee and the Company shall duly deliver such officers' certificate, the amount of cash which the Company will be required to apply to the retirement of Funded Debt under this provision of the Indenture shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) if such debentures or notes or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture pursuant to which such debentures or notes were issued. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this paragraph and without any obligation to retire any outstanding Debt Securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets. (Section 4.4)

CERTAIN DEFINITIONS

  The term "Attributable Debt" as defined in the Indenture means, as to any particular lease under which any Person is at the time liable, other than a capital lease, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a capital lease with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Debt" means, as to a capital lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

  The term "Consolidated Net Tangible Assets" as defined in the Indenture means the excess over the current liabilities of the Company of all of its assets as determined by the Company and as would be set forth in a consolidated balance sheet of the Company and its Subsidiaries, on a consolidated basis, in accordance with generally accepted accounting principles as of a date within 90 days of the date of such determination, after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.

  The term "Exempted Debt" as defined in the Indenture means the sum, without duplication, of the following items outstanding of the date Exempted Debt is being determined: indebtedness of the Company and its Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to the provision described in the last sentence under "Certain Covenants--Restrictions on Liens" and (ii) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the provision described in the last sentence under "--Certain Covenants--Restrictions on Sale and Lease-Back Transactions."

  The term "Funded Debt" as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

  The term "Principal Property" as defined in the Indenture means (i) land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 1% of Consolidated Net Tangible Assets as of the date of such determination, (ii) certain property referred to in the Indenture and (iii) any asset held by Tyson

Holding Company, but shall not include any such property or assets described in clauses (i), (ii) or (iii) that is financed through the issuance of tax exempt governmental obligations, or any such property or assets that has been determined by board resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary, effective as of the date such resolution is adopted.

  The term "Restricted Subsidiary" as defined in the Indenture means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property or owns shares of capital stock or indebtedness of another Restricted Subsidiary other than: (i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; and (ii) each Subsidiary formed or acquired after the date of the Indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary; provided, however, the Board of Directors of the Company may declare any such Subsidiary to be a Restricted Subsidiary effective as of the date such resolution is adopted.

  The term "Subsidiary" as defined in the Indenture means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock (as defined in the Indenture) is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

RESTRICTIONS ON CONSOLIDATIONS, MERGERS AND SALES OF ASSETS

  The Indenture provides that the Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary) or permit any Person to merge with or into the Company unless: (a) either (i) the Company will be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Debt Securities and the Company shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and (b) immediately after giving effect to such transaction, no Default (as defined in the Indenture) shall have occurred and be continuing. (Section 5.1)

EVENTS OF DEFAULT

  An Event of Default, as defined in the Indenture and applicable to Debt Securities, will occur with respect to the Debt Securities of any series if:
(a) the Company defaults in the payment of the principal of any Debt Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption, mandatory repurchase or otherwise; (b) the Company defaults in the payment of interest on any Debt Security of such series when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the Debt Securities of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders (as defined in the Indenture) of 25% or more in aggregate principal amount of the Debt Securities of such series; (d) an involuntary case or other proceeding shall be commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect; (e) the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors; or (f) any other Events of Default set forth in the applicable Prospectus Supplement occurs. (Section 6.1)

  The Indenture provides that if an Event of Default described in clauses (a),
(b), (c) or (f) above (if such Event of Default under clause (c) or (f) is with respect to one or more but not all series of Debt Securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Debt Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of each such series then outstanding under the Indenture (each such series voting as a separate class) by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if the Debt Securities of any such series are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal amount as may be specified in the terms of such series and set forth in the applicable Prospectus Supplement) of all Debt Securities of all such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (c) or (f) occurs and is continuing with respect to all series of Debt Securities then outstanding, then and in each and every such case, unless the principal of all the Debt Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding under the Indenture (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof and set forth in the applicable Prospectus Supplement) of all the Debt Securities then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or
(e) occurs and is continuing, then the principal amount (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof and set forth in the applicable Prospectus Supplement) of all the Debt Securities then outstanding and interest accrued thereon, if any shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

  The provisions described in the paragraph above, however, are subject to the condition that if, at any time after the principal (or, if the Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof and set forth in the applicable Prospectus Supplement) of the Debt Securities of any series (or of all the Debt Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company will pay or will deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debt Securities of each such series (or of all the Debt Securities, as the case may be) and the principal of any and all Debt Securities of each such series (or of all the Debt Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or yield to maturity (in the case of Original Issue Discount Securities) specified in the Debt Securities of each such series and set forth in the applicable Prospectus Supplement to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Debt Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture, then and in every such case the Holders of a majority in aggregate principal amount of all the Debt Securities of each such series, or of all the Debt Securities, in each case voting as a single class, then outstanding, by written notice to the Company and to the

Trustee, may waive all defaults with respect to each such series (or with respect to all the Debt Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment will extend to or shall affect an subsequent default or shall impair any right consequent thereon. For all purposes under the Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions described above, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities will be deemed, for all purposes under the Indenture, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities. (Section 6.2)

  The Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the standard of care required by law, (i) the Trustee may rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person, and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; (ii) before the Trustee acts or refrains from acting, it may require an officers' certificate or an opinion of counsel, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion; (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care; (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Debt Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; and (vi) the Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. (Section 7.2)

  Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected (each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Debt Securities pursuant to this Paragraph. (Section 6.5)

  The Indenture provides that no Holder of any Debt Security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the Debt Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless: (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series have not given the Trustee a direction that is inconsistent with such written request. A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)

  The Indenture contains a covenant that the Company will file annually, not more than 90 days after the end of its fiscal year, with the Trustee a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Subsidiaries and the Company's and its Subsidiaries' performance under the Indenture and that the Company has complied with all conditions and covenants under the Indenture. (Section 4.6)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides that, except as provided below, the Company may terminate its obligations under the Debt Securities of any series and the Indenture with respect to Debt Securities of such series if: (i) all Debt Securities of such series previously authenticated and delivered (other than destroyed, lost or stolen Debt Securities of such series that have been replaced or Debt Securities of such series that are fully repaid or Debt Securities of such series for whose payment money or Securities have theretofore been held in trust and thereafter repaid to the Company, as provided in the Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or (ii) (A) the Debt Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Securities for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay principal of and interest on the Debt Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, (C) no default with respect to the Debt Securities of such series has occurred and is continuing on the date of such deposit, (D) such deposit does not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with. With respect to the foregoing clause (i), only the Company's obligations under Section 7.7 of the Indenture in respect of the Debt Securities of such series shall survive. With respect to the foregoing clause (ii), only the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 4.2, 7.7, 7.8, 8.5 and 8.6 of the Indenture in respect of the Debt Securities of such series shall survive until the Debt Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.5 and 8.6 of the Indenture in respect of the Debt Securities of such series shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series except for those surviving obligations specified above. (Section 8.1)

  The Indenture provides that, except as provided below, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Debt Securities of any series after the period specified in clause (D)(2)(z) of this paragraph, and the provisions of the Indenture will no longer be in effect with respect to the Debt Securities of such series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same; provided that the following conditions shall have been satisfied: (A) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders for payment of the principal of and interest on the Debt Securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding Debt Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (C) no Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit or at any time during the period specified in clause (D)(2)(z) below; (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an opinion of counsel to the same affect as the ruling described in clause (x) above and based on a change in law and (2) an opinion of counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (y) the Holders of the Securities of such series have a valid first priority security interest in the trust funds, and (z) after the passage of 123 days following the deposit (except after one year following the deposit, with respect to any trust funds for the account of any Holder of the Securities of such series who may be deemed to be an "insider" as to an obligor on the Securities of such series for purposes of the United States Bankruptcy Code), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the possession of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and the Holders of the Securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;
(E) if the Debt Securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the defeasance contemplated by this provision of the Indenture of the Debt Securities of such series will not cause the Debt Securities of such series to be delisted; and (F) the Company has delivered to the Trustee an officers, certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated by this provision of the Indenture of the Debt Securities of such series have been complied with. Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(z) of this paragraph, none of the Company's obligations under the Indenture with respect to such series shall be discharged. Subsequent to the end of such 123-day (or one year) period, the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 4.1,
4.2, 7.7, 7.8, 8.5 and 8.6 of the Indenture with respect to the Debt Securities of such series shall survive until such Debt Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.5 and 8.6 of the Indenture with respect to the Debt Securities of such series shall survive. If and when a ruling from the Internal Revenue Service or an opinion of counsel referred to in clause (D)(1) of this paragraph is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.1 of the Indenture, then the Company's obligations under such Section 4.1 of the Indenture shall cease upon delivery to the Trustee of such ruling or opinion of counsel and compliance with the other conditions precedent provided for in this provision of the Indenture relating to the defeasance contemplated by this provision of the Indenture. (Section 8.2)

  The Indenture provides that the Company may omit to comply with any term, provision or condition described under "--Certain Covenants," and such omission shall be deemed not to be an Event of Default, with respect to the outstanding Debt Securities of any series if: (i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series for payment of the principal of and interest, if any, on the Debt Securities of such series money or U.S. Government Obligations or a combination thereof in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and interest on the outstanding Debt Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (ii) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (iii) no Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit; (iv) the Company has delivered to the Trustee an opinion of counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended (B) the Holders of the Debt Securities of such series have a valid first-priority security interest in the trust funds, (C) such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder of the Debt Securities of such series who may be deemed to be an "insider" as to an obligor on the Debt Securities of such series for purposes of the United States Bankruptcy Code, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, to the extent not paid to such Holders, the Trustee will hold, for the benefit of such Holders, a valid and perfected first priority security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), and the Holders of the Debt Securities of such series entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; (v) if the Debt Securities of such series are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the covenant defeasance contemplated by this provision of the Indenture of the Debt Securities of such series will not cause the Debt Securities of such series to be delisted; and (vi) the Company has delivered to the Trustee an officers, certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the covenant defeasance contemplated by this provision of the Indenture of the Debt Securities of such series have been complied with. (Section 8.3)

MODIFICATION OF THE INDENTURE

  The Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Debt Securities of any series without notice to or the consent of any Holder: (1) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect; (2) to comply with Article 5 of the Indenture; (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; (5) to establish the form or forms or terms of Debt Securities of any series or of the coupons appertaining to such Debt Securities as permitted by the Indenture; (6) to provide for uncertificated Debt Securities and to make all appropriate changes for such purpose; and (7) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

  The Indenture also provides that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Debt Securities of any series outstanding thereunder with the written consent of the Holders of a majority in principal amount of the outstanding Debt Securities of all series affected by such supplemental indenture (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Debt Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Debt Securities of such series. Notwithstanding the foregoing provision, without the consent of each Holder of the Debt Securities of each series affected each thereby, an amendment or waiver, including a waiver pursuant to Section 6.4 of the Indenture, may not:
(i) extend the stated maturity of the principal of, or any installment of interest on, such Holder's Debt Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory repurchase provision or any right of repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to the Indenture or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Debt Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date or, in the case of mandatory repurchase, the date therefor);
(ii) reduce the percentage in principal amount of outstanding Debt Security of such series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on, any Debt Security of such series; (iv) cause any Debt Security of such series to be subordinated in right of payment to any obligation of the Company; (v) modify any of the provisions of this section of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debt Security of any series affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of Holders of Debt Security of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series or of the coupons appertaining to such Debt Securities. It shall not be necessary for the consent of the Holders under this section of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by the laws of the State of New York.

CONCERNING THE TRUSTEE

  The Company and its subsidiaries maintain ordinary banking relationships with The Chase Manhattan Bank and its affiliates and a number of other banks. The Chase Manhattan Bank, and its affiliates along with a number of other banks have extended credit facilities to the Company and its subsidiaries.

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to or through one or more underwriters and also may sell Debt Securities directly to other purchasers or through agents or dealers, or the Company may sell Debt Securities through a combination of any such methods.

  The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters may sell Debt Securities to or through dealers.

  In connection with the sales of Debt Securities, underwriters may receive compensation from the Company in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described in the Prospectus Supplement.

  Pursuant to agreements into which the Company may enter, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Debt Securities on a national securities exchange. In the event the Debt Securities are not listed on a national securities exchange, certain broker-dealers may make a market in the Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Debt Securities or as to the liquidity of the trading market for the Debt Securities, whether or not the Debt Securities are listed on a national securities exchange. The Prospectus Supplement with respect to the Debt Securities will state, if known, whether or not any broker-dealer intends to make a market in the Debt Securities. If no such determination has been made, the Prospectus Supplement will so state.

  The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                                 LEGAL MATTERS

  The validity of the issuance of the Debt Securities offered hereby will be passed upon for the Company by Rose Law Firm, Little Rock, Arkansas, and for any underwriters or agents by Davis Polk & Wardwell, New York, New York. Certain members of the Rose Law Firm beneficially own shares of the Company's Class A Common Stock, par value $.10 per share, having a market value on December 11, 1997 of approximately $62,034.

                                    EXPERTS

  The consolidated financial statements of Tyson Foods, Inc. incorporated by reference in the Company's Annual Report (Form 10K) for the year ended September 27, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The consolidated balance sheet of Hudson Foods, Inc. as of September 27, 1997 and September 28, 1996 and the consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 27, 1997, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

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  NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Recent Events..............................................................  S-2
Use of Proceeds............................................................  S-2
Description of the MOPPRS..................................................  S-3
Certain United States Federal Income Tax Considerations....................  S-8
ERISA Considerations....................................................... S-11
Underwriting............................................................... S-12

                                  PROSPECTUS
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
The Company................................................................    3
Ratio of Earnings to Fixed Charges.........................................    3
Use of Proceeds............................................................    4
Description of Debt Securities.............................................    4
Plan of Distribution.......................................................   15
Legal Matters..............................................................   16
Experts....................................................................   16

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                                 $

                   [LOGO OF TYSON FOODS, INC. APPEARS HERE]

                               TYSON FOODS, INC.

                             % MANDATORY PAR PUT
                           REMARKETED SECURITIES SM
                                 ("MOPPRS SM")
                                 DUE     , 20

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                              MERRILL LYNCH & CO.

                                      , 1998

"MANDATORY PAR PUT REMARKETED SECURITIES SM" AND "MOPPRS SM" ARE SERVICE MARKS
                      OWNED BY MERRILL LYNCH & CO., INC.

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